Exhibit 99.1

ITEM 6. SELECTED FINANCIAL DATA

(Dollars in thousands, except for per share data)

(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)
	As of and for the Years Ended December 31,
	2010	2009	2008	2007	2006
	(As Adjusted) (e)	(As Adjusted) (e)
Statements of Operations Data:
Revenues
Real Estate and Other Activities	$384,781	50,547	16,870	415,881	573,574
Financial Services	284,196	354,087	449,571	520,793	507,746

	668,977	404,634	466,441	936,674	1,081,320

Costs and Expenses
Real Estate and Other Activities	406,940	199,564	76,470	711,073	617,211
Financial Services	426,856	573,467	634,970	579,458	474,311

	833,796	773,031	711,440	1,290,531	1,091,522

Gain on bargain purchase of investment in Bluegreen	—	182,849	—	—	—
Gain (loss) on settlement of investment in subsidiary	(977)	29,679	—	—	—
Gain on extinguishment of debt	13,049	—	—	—	—
Equity in earnings (loss) from unconsolidated affiliates	(851)	33,381	15,064	12,724	10,935
Impairment of unconsolidated affiliates	—	(31,181)	(96,579)	—	—
Impairment of other investments	—	(2,396)	(15,548)	—	—
Other income	2,691	9,763	9,826	17,183	11,479

(Loss) income from continuing operations before income taxes	(150,907)	(146,302)	(332,236)	(323,950)	12,212
Provision (benefit) for income taxes	9,215	(67,500)	15,763	(70,246)	(516)

(Loss) income from continuing operations	(160,122)	(78,802)	(347,999)	(253,704)	12,728
Discontinued operations, less income taxes	(20,065)	(14,530)	19,388	8,799	(10,554)
Extraordinary gain, less income taxes	—	—	9,145	2,403	—

Net (loss) income	(180,187)	(93,332)	(319,466)	(242,502)	2,174
Net (loss) income attributable to noncontrolling interests	(76,339)	(120,611)	(260,567)	(212,043)	4,395

Net (loss) income attributable to BFC	(103,848)	27,279	(58,899)	(30,459)	(2,221)
Preferred Stock dividends	(750)	(750)	(750)	(750)	(750)

Net (loss) income allocable to common stock	$(104,598)	26,529	(59,649)	(31,209)	(2,971)

Common Share Data (a), ( b), (c)
Basic (loss) earnings per share of common stock:
(Loss) earnings per share from continuing operations	$(1.27)	0.73	(1.63)	(0.90)	(0.04)
(Loss) earnings per share from discontinued operations	(0.12)	(0.26)	0.11	0.03	(0.05)
Earnings per share from extraordinary items	—	—	0.20	0.06	—

Net (loss) earnings per share of common stock	$(1.39)	0.47	(1.32)	(0.81)	(0.09)

Diluted (loss) earnings per share of common stock:
(Loss) earnings per share from continuing operations	$(1.27)	0.73	(1.63)	(0.90)	(0.04)
(Loss) earnings per share from discontinued operations	(0.12)	(0.26)	0.11	0.03	(0.05)
Earnings per share from extraordinary items	—	—	0.20	0.06	—

Net (loss) earnings per share of common stock	$(1.39)	0.47	(1.32)	(0.81)	(0.09)

Basic weighted average number of common shares outstanding	75,379	57,235	45,097	38,778	33,249

Diluted weighted average number of common shares outstanding	75,379	57,235	45,097	38,778	33,249

Item 6. Selected Financial Data - continued

(Dollars in thousands, except for per share data)

	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)	(As Adjusted) (e)
	As of December 31,
	2010	2009	2008	2007	2006
	(As Adjusted) (e)	(As Adjusted) (e)
Balance Sheet Data (at period end):
Loans, loans held for sale and notes receivable, net	$3,614,455	3,963,086	4,317,645	4,528,538	4,603,505
Real estate inventory	265,319	384,007	268,763	270,229	847,492
Securities	556,842	467,520	979,417	1,191,173	1,081,980
Total assets	5,813,066	6,042,101	6,395,582	7,114,433	7,605,766
Deposits	3,891,190	3,948,818	3,919,796	3,953,405	3,867,036
Securities sold under agreements to repurchase, federal funds purchased and other short term borrowings	22,764	27,271	279,726	159,905	128,411
Other borrowings (d)	1,440,353	1,362,000	1,556,362	1,992,718	2,398,662
BFC Shareholders’ equity	142,872	245,083	112,867	184,037	177,585
Noncontrolling interests	78,256	159,312	262,554	558,950	698,323
Total equity	221,128	404,395	375,421	742,987	875,908

(a)	Since its inception, BFC has not paid any cash dividends on its common stock.

(b)	While the Company has two classes of common stock outstanding, the two-class method is not presented because the company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.

(c)	Prior to the merger of I.R.E. Realty Advisory Group, Inc. (“I.R.E. RAG”) with and into BFC in November 2007, I.R.E. RAG owned 4,764,285 shares of BFC’s Class A Common Stock and 500,000 shares of BFC’s Class B Common Stock. Those shares of BFC’s Class A Common Stock and Class B Common Stock were considered to be outstanding; however, because BFC owned 45.5% of I.R.E. RAG’s common stock, 2,165,367 shares of BFC’s Class A Common Stock and 227,250 shares of BFC’s Class B Common Stock were eliminated from the number of shares outstanding for purposes of computing earnings per share.

(d)	Other borrowings consist of FHLB advances, notes and mortgage notes payable and other borrowings, receivable-backed notes payable and junior subordinated debentures.

(e)	The statements of operations data for the years ended December 31, 2009 and 2010, and the balance sheet data as of December 31, 2009 and 2010, have been adjusted from previously reported amounts to reflect the reclassification of Bluegreen Communities, Bluegreen’s residential communities business unit, as a discontinued operation due to the determination made by Bluegreen’s Board of Directors during June 2011 to seek to sell Bluegreen Communities, or all or substantially all of its assets. At that time, it was also determined that the majority of Bluegreen Communities’ assets met the criteria for classification as “assets held for sale from discontinued operations.” See Notes 1 and 6 of the “Notes to Consolidated Financial Statements” for additional information.